EXHIBIT 21.1
SUBSIDIARIES OF DFC GLOBAL CORP.

	Jurisdiction of	Direct Parent
Subsidiary	Incorporation	Company	D/B/A

1465 BPR, LLC	Pennsylvania	Dollar Financial Group, Inc.	N/A
656790 BC Ltd.	British Columbia, Canada	DFG Canada, Inc.	Money Mart
Advance Canada Inc.	Alberta, Canada	DFG International, Inc.	N/A
A.E. Osborne & Sons Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	N/A
Cash A Cheque (GB) Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	N/A
Cash A Cheque Great Britain Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	N/A
Cash A Cheque Holdings Great Britain Limited	England and Wales	Instant Cash Loans Ltd.	N/A
Cash A Cheque (South) Limited	England and Wales	Cash A Cheque (GB) Limited	N/A
Cash Centres Corporation Limited	England and Wales	Dollar Financial UK Limited	N/A
Cash Centres International Limited	England and Wales	Cash Centres Corporation Limited	N/A
Cash Centres Limited	England and Wales	Cash Centres Corporation Limited	The Money Shop
Cash Centres Retail Limited	England and Wales	Instant Cash Loans Limited	N/A
Cash Centres Scotland Limited	England and Wales	Cash Centres Limited	N/A
C.C. Financial Services Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	The Money Shop
Check Mart of Florida, Inc.	Delaware	Dollar Financial U.S., Inc.	The Check Cashing Store The CCS Payment Store
Check Mart of Louisiana, Inc.	Louisiana	Dollar Financial U.S., Inc.	Money Mart Loan Mart
Check Mart of New Mexico, Inc.	New Mexico	Dollar Financial U.S., Inc.	Money Mart
Check Mart of Pennsylvania, Inc.	Pennsylvania	Dollar Financial U.S., Inc.	Money Mart
Cheque Changers Ltd.	England and Wales	International Paper Converters Limited	N/A
County Registers Limited	England and Wales	Cash Centres Limited	N/A
Dealers’ Financial Holdings, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DFG Canada, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DFG Finance Canada, Inc.	Alberta, Canada	656790 BC Ltd.	N/A
DFG Finance U.S., Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DFG International, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DFG World, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DMWSL 488 Limited	England and Wales	Dollar Financial UK Limited	N/A
Dealers’ Financial Services, LLC	Kentucky	Dealers’ Financial Holdings, Inc.	Miles

	Jurisdiction of	Direct Parent
Subsidiary	Incorporation	Company	D/B/A

Dealers’ Reinsurance Services Reinsurance Ltd.	Turks and Caicos Islands	Dealers’ Financial Services, LLC	N/A
Dollar Financial Group, Inc.	New York	DFC Global Corp.	N/A
Dollar Financial UK Limited	England and Wales	DFG World, Inc. (53.52% ownership) and National Money Mart Company (46.48% ownership)	N/A
Dollar Financial U.S., Inc.	Delaware	Dollar Financial Group, Inc.	N/A
E.A. Barker Limited	England and Wales	Nathan & Co (Birmingham) Limited	N/A
Express Finance (Bromley) Ltd	England and Wales	Instant Cash Loans Ltd.	Payday Express
Fast Cash Limited	England and Wales	Instant Cash Loans Ltd.	N/A
Financial Exchange Company of Ohio, Inc.	Delaware	Dollar Financial U.S., Inc.	Money Mart
Financial Exchange Company of Pennsylvania, Inc.	Pennsylvania	Dollar Financial U.S., Inc.	Money Mart
Financial Exchange Company of Pittsburgh, Inc.	Delaware	Dollar Financial U.S., Inc.	Money Mart
Financial Exchange Company of Virginia, Inc.	Delaware	Dollar Financial U.S., Inc.	Money Mart Almost A Banc
Helsingin Huutokauppakamari Oy	Finland	Helsingin Pantti-Osakeyhtiö	Sefina Helsingin Pantti
Helsingin Pantti-Osakeyhtiö	Finland	Sefina Finance AB
iKassa Finland Oy	Finland	Risicum Oyj	N/A
Innoca Digital Oy	Finland	Risicum Oyj	N/A
Instant Cash Loans Ireland Ltd	Ireland	DFG World, Inc.	The Money Shop
Instant Cash Loans Limited	England and Wales	Dollar Financial UK Limited	The Money Shop Castlebridge Credit Management Robert Biggar (Est 1830) Ltd. Duncanson & Edwards
International Paper Converters Ltd.	England and Wales	Instant Cash Loans Limited	N/A
Inventive Finance Limited	England and Wales	MEM Capital Limited	N/A
Loan Mart of Oklahoma, Inc.	Oklahoma	Dollar Financial U.S., Inc.	Loan Mart Money Mart
London Cash Exchange Limited	England and Wales	Instant Cash Loans Limited	N/A
MEM Capital Limited	England and Wales	MEM Holding Limited	N/A
MEM Consumer Finance Limited	England and Wales	MEM Capital Limited	Payday UK Month End Money
MEM Holding Limited	England and Wales	Purpose UK Holdings Limited	N/A
Merchant Cash Express Limited	England and Wales	Dollar Financial UK Limited	Business Cash Advance
Monetary Management of California, Inc.	Delaware	Dollar Financial U.S., Inc.	Money Mart/Loan Mart Loan Mart Payday Loans Money Mart LoanMartUSA.com
Monetary Management of Maryland, Inc.	Delaware	Dollar Financial U.S., Inc.	Cash Advance USA American Payday Loans American Check Cashers Check Casher Cash Advance
Money Card Corp.	Alberta, Canada	656790 BC Ltd	N/A

	Jurisdiction of	Direct Parent
Subsidiary	Incorporation	Company	D/B/A

Money Mart Canada Inc.	Alberta, Canada	656790 BC Ltd	Money Mart Insta Cheque
Money Mart Express, Inc.	Utah	Dollar Financial U.S., Inc.	N/A
Moneymart, Inc.	Delaware	Dollar Financial U.S., Inc.	Loan Mart Money Mart
MoneySupermarket z.o.o.	Poland	DFG World, Inc.	Money Now!
Nathan & Co (Birmingham) Limited	England and Wales	DMWSL 488 Limited	N/A
National Money Mart Company	Nova Scotia, Canada	DFG International, Inc.	Money Mart Insta Cheque
Nextwave Card Corp.	Alberta, Canada	Money Card Corp. (50% ownership)
OK Money Oy	Finland	Risicum Oyj	OK Money
Optima S.A.	Poland	DFG World, Inc. (76% ownership)	Optima
Pacific Ring Enterprises, Inc.	California	Dollar Financial U.S., Inc.	Money Mart
Parker Fox Limited	England and Wales	MEM Consumer Finance Limited	N/A
Payday Express Limited	England and Wales	Instant Cash Loans Ltd.	N/A
PD Recovery, Inc.	Pennsylvania	Dollar Financial U.S., Inc.	N/A
Purpose Acquisitions Company Limited	England and Wales	MEM Holdings Limited	N/A
Purpose UK Holdings Limited	England and Wales	Dollar Financial UK Limited	N/A
Rentassured Limited	Scotland	Purpose Acquisitions Company Limited	N/A
Risicum Capital Sweden AB	Sweden	Risicum Oyj	Risicum OK Money
Risicum Oyj	Finland	Dollar Financial UK Limited	Risicum OK Money
Riyate Oy	Finland	Sefina Finance AB	N/A
Robert Biggar (ESTD. 1830) Limited f/k/a Lombard Guildhouse Limited	England and Wales	Cash Centres Limited	N/A
S & R Financial Limited	England and Wales	T.M. Sutton Limited	N/A
Sefina Finance AB	Sweden	Dollar Financial UK Limited	N/A
Sefina Svensk Pantbelåning AB	Sweden	Sefina Finance AB	Sefina
Suttons and Robertsons Limited	England and Wales	T.M. Sutton Limited	N/A
T.M. Sutton Limited	England and Wales	Nathan & Co (Birmingham) Limited	Sutton & Robertsons

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